UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 9, 2020, TreeHouse Foods, Inc. (the “Company”) completed its offering of $500 million aggregate principal amount of its 4.000% senior notes due 2028 (the “Notes”). The Company issued the Notes pursuant to an Indenture, dated March 2, 2010 (the “Base Indenture”), by and among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by a Twelfth Supplemental Indenture, dated September 9, 2020 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333- 248399).

The Company expects to use the net proceeds from the offering of the Notes (i) to fund the redemption of all of the $375.9 million outstanding principal amount of its 4.875% senior notes due 2022 (the “2022 Notes”) at a price of 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date (the “2022 Notes Redemption”), (ii) to pay transaction-related fees and expenses of the 2022 Notes Redemption and (iii) for general corporate purposes.

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company’s existing and future domestic subsidiaries that guarantee or become borrowers under its credit facility or guarantee certain other indebtedness incurred by the Company or its restricted subsidiaries. The Notes will pay interest at the rate of 4.000% per annum and mature on September 1, 2028. Interest is payable on the Notes on March 1 and September 1 of each year, beginning March 1, 2021.

The Company may redeem some or all of the Notes at any time prior to September 1, 2023 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable “make-whole” premium and accrued and unpaid interest to the redemption date. On or after September 1, 2023, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to September 1, 2023, the Company may redeem up to 40% of the Notes at a redemption price of 104.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the subsidiary guarantors to (i) incur additional indebtedness and issue certain preferred shares, (ii) make certain distributions, investments and other restricted payments, (iii) sell certain assets, (iv) agree to restrictions on the ability of restricted subsidiaries to make payments to the Company, (v) create liens, (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) enter into certain transactions with affiliates. The foregoing limitations are subject to exceptions as set forth in the Indenture. In addition, if in the future the Notes have an investment grade credit rating by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, certain of these covenants will, thereafter, be suspended with respect to the Notes, for so long as no default has occurred or is continuing, and the Notes are rated investment grade by the two rating agencies.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Base Indenture and the Twelfth Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The above description of the material terms of the Base Indenture and the Twelfth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 2, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2010).

4.2	Twelfth Supplemental Indenture, dated as of September 9, 2020, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.000% Senior Notes due 2028 (included in Exhibit 4.2).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: September 9, 2020	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant